Exhibit 3.2

As amended May 8, 2006

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
A Delaware Corporation (the “Corporation”)

RESTATED BYLAWS

ARTICLE I STOCKHOLDERS

Section 1.1                                                   Annual Meeting.

An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year within 90 to 210 days after the Corporation’s fiscal year end at a date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors (the “Board”).

Section 1.2                                                   Special Meetings.

Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer or the President, at such time and place either within or without the State of Delaware as may be stated in the notice. Holders of not less than a majority of all the votes attributable to the issued and outstanding shares of the Corporation’s stock taken together and not as separate classes may call special meetings of the stockholders for any purpose by giving notice to the Corporation as specified in Section 1.10(c).

Section 1.3                                                   Notice of Meetings.

Written notice of duly called meetings of the stockholders, stating the place, date, and hour thereof shall be given by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, to each stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of the meeting, unless a different period is prescribed by law. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the nature of such action. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. Upon written request delivered to the Corporation in accordance with Section 1.10(c) hereof by the holders of shares representing not less than the number of votes specified in Section 1.2 hereof, the stockholders may request that the Corporation call a special meeting of stockholders. Within 30 days of such a request, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting.

Section 1.4                                                   Quorum.

Except as otherwise provided by law or in the Certificate of Incorporation or these Restated Bylaws, at any meeting of stockholders, the holders of shares representing a majority of all of the votes assigned under the Certificate of Incorporation to the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business; provided, however, that where a separate vote by a class or classes is required, shares representing a majority of all the votes assigned under the Certificate of Incorporation to the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, a majority in voting interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Restated Bylaws until a quorum shall be present.

Section 1.5                                                   Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6                                                   Organization.

The Chairman of the Board, or in his or her absence, the Chief Executive Officer, the President, or a Vice President (in order of seniority), shall call to order meetings of stockholders, and shall act as chairman of such meetings. The Board or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7                                                   Voting.

Except as otherwise provided by law or in the Certificate of Incorporation or these Restated Bylaws, at any meeting duly called and held at which a quorum is present, corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes (assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the stockholders entitled to vote and present in person or represented by proxy at the meeting; provided, however, that where a separate vote of a class or classes is required, corporate action to be taken by such class or classes shall be authorized by a majority of the votes (assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by such class or classes. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes (assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the stockholders entitled to vote and present in person or represented by proxy at the meeting.

Section 1.8                                                   Action by Stockholders Without Meeting.

Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without a vote, if a consent in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not fewer than the minimum number of votes assigned under the Certificate of Incorporation to the shares of the Corporation that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and (b) be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand, by verified facsimile, by nationally recognized courier or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section 1.8, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 1.8. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the effectiveness of such action shall also be given to those stockholders who did not consent in writing.

Section 1.9                                                   Proxy Representation.

Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him, her or it by proxy. No proxy shall be valid after 3 years from its date, unless it provides otherwise. Such authorization may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent (a) executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10                                             Business for Stockholders’ Meetings.

(a)                                               At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the earlier of the 7th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business. Notwithstanding anything in this Section 1.10 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that (x) a proposal does not constitute proper business to be transacted at the meeting or (y) business was properly brought before the meeting in accordance with the procedures prescribed by these Restated Bylaws, and if (s)he should so determine, (s)he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth in this Section 1.10.

(b)                                              At any special meeting of stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 1.3 hereof, shall come before such meeting.

(c)                                               Any written notice required to be delivered by a stockholder to the Corporation pursuant to these Restated Bylaws must be given, either by personal delivery, by verified facsimile, by nationally recognized courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation that are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

ARTICLE II                                 BOARD OF DIRECTORS

Section 2.1                                                   Number and Term of Office.

The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of the Corporation. The number of directors constituting the entire Board shall be not less than one (1) nor more than seventeen (17) as fixed from time to time by vote of a majority of the entire Board; provided, however, that no decrease in the number of directors may shorten the term of any incumbent director. In any election of directors prior to the date that the Corporation’s Class A Common Stock and the warrants issued under the reorganization plan of ICO Global Communications (Holdings) Limited (Joint Provisional Liquidators Appointed) (“ICO”) to purchase Class A Common Stock are listed on a national securities exchange or quoted on the NASDAQ National Market System (the “Liquidity Date”), Eagle River Investments, LLC (“Eagle River”) and its Affiliates (as such term is defined in the Corporation’s Restated Certificate of Incorporation) shall vote their shares of the Corporation for the reelection of the Independent Directors. “Independent Directors” shall mean the two directors of the Corporation reasonably acceptable to Eagle River and properly designated by the Official Committee of Unsecured Creditors appointed to serve in connection with the reorganization of ICO and the one director reasonably acceptable to Eagle River and properly designated by the Tranche I Lenders (other than Eagle River) under the Credit Agreement, dated as of November 8, 1999, among ICO, Credit Suisse First Boston Management Corporation, as agent, and the lenders thereunder. Unless a director resigns or is removed, he or she shall hold office until the next annual meeting of stockholders or until his or her successor is elected, whichever is later.

Section 2.2                                                   Nomination and Election.

(a)                                               Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of Directors may be made by the Board or by a nominating committee of the Board or by any stockholder of record entitled to vote for the election of directors at such meeting; provided, however, that a stockholder may nominate persons for election as directors only if written notice (in accordance with Section 1.10(c) hereof) of such stockholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the stockholders, 60 days prior to the date specified in Section 1.1 hereof for such annual meeting (or if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names) pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board, or the chairman of a stockholders’ meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation. The procedures set forth in this Section 2.2 for nomination for the election of directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

(b)                                              At each election of directors, the persons receiving the greatest number of votes (as assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote), up to the number of directors to be elected, shall be the directors.

Section 2.3                                                   Chairman and Vice Chairman of the Board.

The directors may elect a Chairman and a Vice Chairman of the Board who shall be subject to the control of and may be removed by the Board. The Chairman shall be an executive officer as provided in Section 4.1; the Vice Chairman, if elected, shall have such powers and duties as the Board may assign to him or her.

Section 2.4                                                   Meetings.

Regular meetings of the Board of Directors may be held with notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman, the Chief Executive Officer (if a director), the President (if a director) or by a majority of the directors then in office.

Section 2.5                                                   Notice of Meetings.

The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of meetings of the Board (i) in writing by mail at least 7 days before the meeting, (ii) in writing by verified facsimile, nationally recognized courier or personal service at least one (1) day before the meeting, or (iii) verbally at least one (1) day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.6                                                   Quorum and Organization of Meetings.

A majority of the total number of members of the Board as constituted from time to time shall constitute a quorum for the transaction of business or, if vacancies exist on the Board, a majority of the total number of directors then serving on the Board provided that such number may be not less than one-third of the total number of directors fixed in the manner provided by these Restated Bylaws. If at any meeting of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Restated Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman, or in his or her absence, by the Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. A director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

Section 2.7                                                   Committees.

The Board may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution approved by every member of the Board and permitted by law, shall have and may exercise all the powers and authority of the Board in the management of the business, property, and affairs of the Corporation. Each committee of the Board may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members in a manner prescribed by such committee’s rules or, if not so prescribed, in a manner permitted for delivery of notices of meetings of the Board. All action taken by committees shall be recorded in minutes of the meetings.

Section 2.8                                                   Action Without Meeting.

Nothing contained in these Restated Bylaws shall be deemed to restrict the right of members of the Board or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting, if all the members of the Board or committee, as the case may be, consent in writing to the adoption, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.9                                                   Telephone Meetings.

Nothing contained in these Restated Bylaws shall be deemed to restrict the power of members of the Board, or any committee designated by the Board, to participate in a meeting of the Board, or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III                             OFFICERS

Section 3.1                                                   Number, Election and Term.

Officers of the Corporation shall be a Chief Executive Officer and/or a President and Secretary. The Board shall elect Officers at its first meeting, and at each regular annual meeting of the Board thereafter. Each Officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board.

Section 3.2                                                   Additional Officers and Agents.

The Board may elect or appoint such other officers (including a Chairman of the Board, a Chief Executive Officer and/or President, one or more Vice Presidents, a Treasurer, Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board from time to time.

ARTICLE IV                             DUTIES OF OFFICERS

Section 4.1                                                   Chairman of the Board.

The Chairman of the Board shall be an officer of the corporation responsible for guiding the strategic development of the Corporation and shall perform such other duties as shall be assigned to him or her by the Board from time to time. The Chairman of the Board shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting. In the event of the death of the Chief Executive Officer or his or her inability to act, the Chairman of the Board shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions on the Chief Executive Officer.

Section 4.2                                                   Chief Executive Officer.

The Chief Executive Officer of the Corporation shall have general supervision of the business, affairs and property of the Corporation, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board. The Chief Executive Officer shall, unless a Chairman of the Board has been elected and is present, preside at meetings of the stockholders and the Board.

Section 4.3                                                   President.

The President shall have general supervision of the operations of the Corporation. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board or by any duly authorized committee of directors or by the Chairman of the Board. The President shall, at the request or in the absence or disability of the Chairman of the Board, or the Chief Executive Officer, or if no Chairman of the Board or Chief Executive Officer has been appointed by the Board, perform the duties and exercise the powers of such officer or officers.

Section 4.4                                                   Vice Presidents.

Each vice president shall have such powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her.

Section 4.5                                                   Secretary.

The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, and shall have such other powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the chairman of the meeting.

Section 4.6                                                   Treasurer.

The Treasurer of the Corporation shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, the Treasurer shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her.

Section 4.7                                                   General Counsel.

The General Counsel of the Corporation shall act as the chief legal officer of the Corporation, and shall assist the Secretary in all duties of the office of Secretary. In the case of absence, disability or death of the Secretary, the General Counsel shall perform and be vested with all the duties and powers of the Secretary until the Secretary shall have resumed such duties or the Secretary’s successor is elected.

ARTICLE V                                 RESIGNATIONS, REMOVALS, AND VACANCIES

Section 5.1                                                   Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.2                                                   Removals.

Any officer elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board may remove with or without cause any member of any committee and may, with or without cause, disband any committee. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the votes entitled at the time to vote at an election of directors.

Section 5.3                                                   Vacancies.

Except as otherwise set forth in this paragraph, any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, shall be filled at any time by a majority of the directors then in office (even though less than a quorum remains) and the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, such person shall hold office for the unexpired term of his or her predecessor.

ARTICLE VI                             CAPITAL STOCK

Section 6.1                                                   Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board. Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2                                                   Transfer of Shares.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

Section 6.3                                                   Fixing Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 6.4                                                   Lost Certificates.

The Board or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 6.5                                                   Regulations.

The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VII                         MISCELLANEOUS

Section 7.1                                                   Corporate Seal.

There shall be no corporate seal.

Section 7.2                                                   Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.3                                                   Notices and Waivers Thereof.

Whenever any notice is required by law, the Certificate of Incorporation, or these Restated Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally or by mail, verified facsimile or nationally recognized courier, addressed to such address as appears on the books of the Corporation. Any notice given by verified facsimile or nationally recognized courier shall be deemed to have been given when it shall have been transmitted or delivered for transmission (with the delivery receipt or, with respect to a facsimile, the answer back being deemed conclusive, but not exclusive, evidence of such delivery) and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Restated Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. The attendance of a stockholder or a director at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder or a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and makes such objection known at the beginning of the meeting.

Section 7.4                                                   Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board, the Chairman of the Board, the Chief Executive Officer and the President, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Chief Executive Officer and President, or such authorized attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

Section 7.5                                                   Access to Information.

Notwithstanding any right to the contrary contained in any agreement between the Corporation and any stockholder of the Corporation, no stockholder of the Corporation will be entitled to access to any defense articles, technical data or defense services as defined in the International Traffic in Arms Regulations (22 CFR 120-130) unless written approval is first granted by the Office of Defense Trade Controls of the U.S. Department of State or to other information having distribution restrictions under other U.S. export laws, unless such access is first approved by the applicable government agency.

ARTICLE VIII                     AMENDMENTS

The Board shall have the power to adopt, amend, or repeal bylaws except as otherwise provided by law or the Certificate of Incorporation.